CUMMINS ENGINE COMPANY, INC.
                       ____________________________
                               EXHIBIT 10(b)
                               _____________
                        FIVE-YEAR PERFORMANCE PLAN
                        __________________________


                       Effective as January 27, 1980
                      Amended as of December 10, 1985
                      Amended as of September 22, 1987
                       Amended as of January 12, 1989

The Five-year Performance Plan is hereby adopted by the Board of Directors of Cummins Engine Company, Inc. (hereinafter called "the Company"), with the objectives and upon the terms set forth herein.

1.   Objectives:
     __________

  The objectives of the Plan are to:

  (a) Serve as a balance to the short-term compensation provided by base salary and bonus;

  (b) Place emphasis on the medium-term performance of the Company in direct relationship to its industry competitors;

  (c) Strengthen the relationship between management and shareholder interests by basing participation upon ownership of common stock of the Company;

  (d) Encourage participants to remain with the Company through important business cycles.

  Plan payments are intended to relate the varied influence participating officers and key non-officers have in their functional positions on the mid-term (5 year) operating results of the Company. Calculation of the payout is intended to measure the Company's internal performance (as measured by Return on Equity) relative to a defined group of industry competitors over the same mid-term period.

2.   Definitions:
     ____________

  (a) Average Net Worth -- Net worth of the Company as of January 1 plus net worth of the Company as of December 31, divided by two
  (2).

  (b) Base Salary -- The annualized salary of the participant in effect on December 31 of the last year of each award cycle or the year in which the participant joined the Company, whichever is later.

  (c)  Compensation Committee -- The Committee of the Board of
  Directors of the Company designated to review compensation of officers, key non-officers and directors.

  (d) Participants -- Officers or other employees designated annually by the Compensation Committee.

  (e)  Plan -- The Five-year Performance Plan described herein.

  (f) Award Cycle -- The five (5) year period upon which a particular year's payout is calculated. A new cycle begins each year as defined by the Company's fiscal year. Payout in any one year is based upon actual results of the most recently completed five (5) year period.

  (g) Profit After Tax -- The profit after tax of the Company for the calendar year as presented in the audited year-end statement prepared for communication to shareholders.

  (h) Return on Equity -- Profit after tax divided by average net worth.

  (i) Competitors -- Selected companies whose primary industry is similar to Cummins. Those competitors are:

     General Motors          Dana
     Ford Motor Company      Fruehauf
     Caterpillar             Allis-Chalmers
     Deere                   Paccar
     Eaton                   Clark Equipment

  (j) Takeover -- The occurrence of any of the following: (i) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted in whole or in part into cash, other securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, shall become the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing
  25 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors ("Voting Shares"), as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (iv) at any time during a period of two
  (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each new director during such 2-year period was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such 2-year period, or (v) any other event shall occur that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

3.   Eligibility:
     ___________

  The Compensation Committee shall determine each year the officers and other employees of the Company who shall be Participants in the Plan.

4.   Target Award:
     _____________

  Participants in the Plan shall be assigned a Target Award for an Award Cycle by the Compensation Committee, in its discretion, based on the following criteria, and such other criteria as the Compensation Committee may determine from time to time:

  (a)  Scope and breadth of the Participant's position;

  (b)  Effect on the Company's mid-term performance;

  (c)  Work relationships.

  The Target Award for an Award Cycle shall be expressed as a percentage of Base Salary.

  The Target Award for a respective Award Cycle shall be the highest such percentage approved for that Participant prior to the actual payout for that Award Cycle. Target Awards for an Award Cycle thus may be changed during the course of an Award Cycle (but prior to the payout being made for such Award Cycle) based on the Compensation Committee's evaluation of changes in the aforementioned factors for each Participant.

  The eligibility of new Participants and their levels of participation, if any, in Award Cycles already begun shall be at the discretion of the Compensation Committee.

5.   Payout Formula:
     _______________

  The Payout Formula relates a Performance Index of the Company's competitive performance over a five (5) year Award Cycle to a Payout Factor designed to produce competitive cash accumulation opportunities for Participants.

  The Performance Index is derived from a comparison of the Company's Return on Equity measured against the Return on Equity for the Competitors over the same 5-year Award Cycle. For each Award Cycle, the Company's Return on Equity is divided by the median Return on Equity of its Competitors to arrive at a 5-year Performance Index. In the event the Company has a year that produces a negative Return on Equity, the Performance Index for that year will equal zero. This index is then transposed to a 5-year Payout Factor as contained in Exhibit A hereto. The Payout Factor may be changed by the Compensation Committee in its discretion. However, in the event of a Takeover, the provisions of
  Section 8 shall apply in lieu of the provisions of this Section.

6.   Payout Award:
     _____________

  The Payout Award shall be determined as follows:


  Base Salary  x  Target Award for  x  Award Cycle
                  the Award Cycle      Payout Factor

7.   Plan Restrictions:
     __________________

  To strengthen the link between the Plan Participants and the Shareholders, the following restrictions will be applicable:

  (a) To be eligible to receive the Payout Award at the end of any particular Award Cycle, a Participant is required to own on the last day of such Award Cycle 500 shares of the Company's common stock if the Participant was a Participant during any part of the first year of such Award Cycle. If the Participant was not a Participant during the first year of any respective Award Cycle, then no stock ownership requirement exists to be eligible to receive a payout for that Award Cycle. The foregoing common stock ownership requirement shall be effective for Award Cycles ending with the Company's 1985 fiscal year and thereafter, and such requirement may be waived by the Compensation Committee if unusual circumstances exist.

  (b) Unless determined otherwise by the Compensation Committee, Participants will be eligible to receive stock options under any stock option plan of the Company in addition to any participation under this Plan.

  (c) The Company must have a positive return on equity when averaged over a 5-year Award Cycle for any payout to occur.

8.   Termination of Employment:
     __________________________

  (a) If a Participant's employment with the Company terminates (except through retirement, disability or death), such Participant will not receive a payout for any Award Cycle for which payment has not been made where such Participant's employment and participation in the Plan was for a period of 1 year or less. If a Participant's employment so terminates during the second through the fifth years of employment and participation in the Plan, the Compensation Committee, in its discretion, shall determine whether the Participant will receive a proportionate share payable at the end of each of the Award Cycles initiated while such employee was actively participating in the Plan.

  (b) If a Participant retires, becomes disabled, or dies, the Participant, or such Participant's estate, shall be entitled to receive a share payable at the end of each of the Award Cycles proportionate to the number of years such employee participated during such cycle.

9.   Performance Plan Payout:
     ________________________

  Any payout under the Plan will be made after the audit of the Company's financial statements and after Return on Equity for the Company and the Competitors have been determined. In general, the payout date will occur as soon as possible following the end of an Award Cycle, but not later than June 30 following such Award Cycle.

10.  Takeover:
     _________

  In the event of a Takeover, the provisions of Section 5 shall not apply. An Award for each Award Cycle in progress shall be payable in full upon the date of the Takeover and shall be determined for each cycle as follows:

  Base Salary  x  Target Award for  x  Award Cycle Payout Factor
                  the Award Cycle

               x  Award Cycle Percent
                  Completion Factor

  The Payout Factor for all Payout Award calculations shall be determined by averaging the high 3 Performance Indexes of the last 5 Award Cycles completed prior to the Takeover. If fewer than 5 Award Cycles have been completed, the highest Performance Index of those cycles completed will be used. The appropriate Index is then transposed to a Payout Factor as contained in Exhibit A hereto.

  The Award Cycle Percent Completion Factor for each Payout Award calculation shall be determined by dividing the number of days in the particular cycle completed prior to the Takeover by the number of days in a complete cycle, 1,825 days.

11.  Notice:
     _______

  To the extent practicable, the Plan shall be communicated as early as possible to each Participant in each Award Cycle to permit maximum incentive to be generated by the Plan.

12.  Term:
     _____

  The Plan will continue from year to year until terminated by the Compensation Committee.